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                                                                   EXHIBIT 10.33



                                   EXHIBIT C

                         EARNEST MONEY ESCROW AGREEMENT


        This Earnest Money Escrow Agreement (the "Agreement") is made as of the 10th day of September, 1996 among UICI, a Delaware corporation, United Management & Consulting, Inc., an Oklahoma corporation, United Management & Consulting, Inc. Retirement Plan and Marie C. Montgomery Revocable Trust U/T/A March 23, 1992 referred to herein collectively as the "Sellers" and individually as a "Seller"); United Dental Care, Inc., a Delaware corporation ("Purchaser"); and Texas Commerce Bank National Association (the "Escrow Agent").

        WHEREAS, Sellers and Purchaser have entered into that certain Stock Purchase Agreement dated September 10, 1996 (the "Stock Purchase Agreement") providing for the purchase of ninety and 65/100ths percent (90.65%) the issued and outstanding shares of capital stock of United Dental Care, Inc., an Oklahoma corporation (the "Company"), (collectively the "Shares") from the Sellers by Purchaser; and

        WHEREAS, in connection with the execution of the Stock Purchase Agreement, Purchaser has agreed to place the sum of Two Hundred Forty Thousand and no/100ths Dollars ($240,000) in escrow for the purposes hereinafter set forth. (Such escrow deposit and any interest earned thereon while such funds are in escrow are referred to herein as the "Escrow Money"); and

        WHEREAS, the parties desire to effectuate the provisions of the Stock Purchase Agreement with respect to the Escrow Money;

        NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES and the mutual terms and conditions hereof, the parties hereby agree as follows:

        1. Escrow Money. Simultaneously with the execution of this Agreement, Purchaser has deposited the sum of $240,000 in immediately available funds with the Escrow Agent, the receipt of which is hereby acknowledged by the Escrow Agent by its execution hereof.

        2. Escrow Account. The Escrow Money shall be held in escrow by the Escrow Agent pursuant to the terms and conditions of this Agreement. Upon receipt of the Escrow Money, the Escrow Agent shall place the Escrow Money deposit into a non-interest bearing escrow account (the "Escrow Account") under the following terms and conditions: (i) at the Escrow Agent; (ii) under the name of Texas Commerce Bank National Association as Escrow Agent and (iii) under the federal tax identification (ID) number of the Purchaser (#75-2309712).




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All funds in the Escrow Account shall be invested by the Escrow Agent in the
Fidelity Institutional Cash Portfolio-Treasury Fund Number 695. It is understood and agreed that the Escrow Agent will be issuing a 1099 INT statement to the Purchaser and the Internal Revenue Service, even though the interest may be payable eventually to either the Purchaser or the Sellers as the case may be. In the event the interest is paid to the Purchaser, the Purchaser shall have the responsibility as to any 1099 INT reporting thereof. The Escrow Money shall at all times be held in the Escrow Account and shall only be delivered pursuant to the terms and conditions of this Agreement.

        3. Terms of Escrow. The Escrow Money shall only be applied by the Escrow Agent in accordance with the following terms and directions:

                 (a) Application upon Closing. In the event that the Sellers have not furnished written notice to Purchaser and the Escrow Agent of the failure of Purchaser to consummate the Stock Purchase Agreement in accordance with Section 3(b) below prior to Closing under the Stock Purchase Agreement, then, upon the Closing, Escrow Agent shall receive a notice executed by Purchaser and Sellers directing Escrow Agent to either (i) pay the Escrow Money to Sellers as the notice shall direct in which case the Escrow Money shall constitute a credit against the Purchase Price or (ii) refund the Escrow Money to the Purchaser in which case it shall not constitute a credit against the Purchase Price; provided, however, that the Escrow Agent shall retain the sum of $200,000 to be held until final determination of the Adjustment Amount pursuant to Section 2.3 of the Stock Purchase Agreement. Such $200,000 balance of the Escrow Money and any interest earned thereon shall be paid in accordance with a notice given by Purchaser and Sellers after such final determination.

                 (b) Application upon Termination. If Purchaser fails to consummate the Stock Purchase Agreement for any reason other than (i) a material breach of the Stock Purchase Agreement or this Agreement by Sellers or (ii) the valid exercise of any right of termination by Purchaser expressly set forth in the Stock Purchase Agreement, then the Sellers shall furnish written notice to Purchaser and the Escrow Agent of Purchaser's failure to consummate the Stock Purchase Agreement and directing that the Escrow Money be paid to the Sellers. Ten (10) days after such notice is received by the Escrow Agent, the Sellers shall be entitled to be paid the Escrow Money on pro rata basis determined according to the percentage of the Purchase Price under the Stock Purchase Agreement that would have been payable to the Sellers and the Escrow Agent shall release the Escrow Money to the Sellers on such pro rata basis. Otherwise, ten (10) days after receipt of written notice/demand from the Purchaser to the Escrow Agent (certifying that such notice/demand has been furnished to Sellers) that one of the conditions stated in (i) or (ii) above has occurred and that the Purchaser is entitled to receive a refund of the Escrow Money, the Purchaser shall be entitled to be refunded the Escrow Money and the Escrow Agent shall release the Escrow Money to the Purchaser.

                 (c) Automatic Termination. In the event that the Escrow Agent has not received instructions as to the release of the Escrow Money before February 15, 1997,





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        then this Escrow Agreement shall automatically terminate on February
        15, 1997 and the Escrow Agent shall refund the Escrow Money to Purchaser without the necessity of any further notice or instructions of any kind.

                 (d) Interest. Interest earned on the Escrow Money shall be applied together with the Escrow Money and paid to the Sellers or to Purchaser as the case may be as specified above.

        4. Liability of Escrow Agent. Purchaser and Sellers hereby agree that the following provisions shall control with respect to the rights, duties, liabilities, privileges and amenities of the Escrow Agent:

                 (a) The Escrow Agent is not a party to, and is not bound by, or charged with notice of, any agreement out of which this escrow may arise.

                 (b) The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution thereof, or for the identity or authority of any person executing or deposition the escrow or for any loss on any investment made pursuant to the provisions hereof.

                 (c) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney, or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.

                 (d) Purchaser and the Sellers, jointly and severally, agree to indemnify and hold the Escrow Agent harmless against any and all losses, claims, demands, liabilities and expenses, including attorney's fees and costs, which may be incurred by the Escrow Agent in connection with the acceptance and performance or non-performance of its duties hereunder whether such losses, claims, demands, liabilities and expenses arise during or subsequent to performance of this Agreement, directly or indirectly, excluding, however, any such liability resulting from its gross negligence or willful misconduct.
        In the event the Escrow Agent becomes involved in litigation in connection with this escrow, Purchaser and the Sellers, jointly and severally, agree to indemnify and save the Escrow Agent harmless from any and all losses, claims, damages, liabilities and expenses, including attorney's fees and costs, interpleader costs and judgments, which may be incurred or suffered by Escrow Agent as a result thereof, excluding, however, any such liability resulting from its gross negligence or willful misconduct. It is the express intent of the Purchaser and the Sellers to indemnify and hold the Escrow Agent harmless against its own ordinary negligence.

                 (e) In the event of any disagreement between any of the parties to this Agreement or with any third person resulting in adverse claims or demands being made





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        in connection with the Escrow Money, or in the event the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or doubt exists, and in such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to so refrain from acting until (i) the rights of all the parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have adjusted and all doubt resolved by agreement among all the interested parties and the Escrow Agent shall have been notified thereof pursuant to written directions duly executed by all such persons. In the event of conflicting demands on the Escrow Agent, the Escrow Agent may, at its option, deposit any and all funds in question with the court that would have jurisdiction over the matter, and in such event, the Escrow Agent is relieved of any further responsibility in connection with this escrow.

                 (f) Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith, and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

                 (g) Escrow Agent may resign hereunder upon thirty (30) days' prior notice to the Seller and Purchaser. Upon the effective date of such resignation, Escrow Agent shall deliver the Escrow Money to any substitute escrow agent designated by Seller and Purchaser in writing. If Seller and Purchaser fail to designate a substitute escrow agent within thirty (30) days after the giving of such notice, Escrow Agent may institute a petition for the appointment of a successor escrow agent hereunder. Escrow Agent's sole responsibility after such 30-day notice period expires shall be to hold the Escrow Money (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate.

        5. Compensation of Escrow Agent. As compensation for its services hereunder, the Escrow Agent shall be entitled to the fees and expenses set forth on Schedule 1 hereto. All fees and expenses of the Escrow Agent shall be paid equally by the Sellers and the Purchaser. In the event any of such fees and expenses are not paid when due, the Escrow Agent may offset the amount of such unpaid fees and expenses against amounts in the Escrow Account.

        6. Non-Waiver. Nothing contained in this Agreement shall be deemed or construed to release or waive any of the rights or obligations of Purchaser or Sellers under the Stock Purchase Agreement, all rights and remedies of Purchaser and Sellers under this Agreement are cumulative of all other rights which either of them may have under the Stock Purchase Agreement, by law or otherwise.





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        7.       Notices.  Any notices, claims or demands which any party is required or may desire to give to another under or in conjunction with this Agreement shall be in writing, and shall be given by addressing the same to such other party(ies) at the address set forth below, and by (i) depositing the same so addressed, postage prepaid, first class, certified or registered, in the United States mail, return receipt requested, (herein referred to as "Mailing"), (ii) overnight delivery by a nationally recognized overnight courier service (e.g. UPS, Federal Express), (iii) delivery the same personally to such other party(ies), or (iv) transmitting by facsimile and Mailing the original. Any notice shall be deemed to have been given five (5) U.S. Post Office delivery days following the date of Mailing; one day after timely delivery to an overnight courier; if by personal delivery, upon such delivery; or if by facsimile, the day of transmission if made within customary business hours, or if not transmitted within customary business hours, the following business day.

                 a.      If to Purchaser:

                         United Dental Care, Inc.
                         14755 Preston Road
                         Dallas, Texas  75240
                         Attention:  Mr. William H. Wilcox, President
                         Facsimile Number:  (214) 458-7963

                 b.      If to Sellers:

                         c/o UICI
                         4001 McEwen, Suite 200
                         Dallas, Texas 75244
                         Attention:  Robert B. Vlach
                         Facsimile No.:  (214) 851-9033

                 c.      If to Escrow Agent:

                         Texas Commerce Bank National Association
                         2200 Ross Avenue, 5th Floor
                         Dallas, Texas 75201
                         Attention:  Mr. Gary Jones
                         Facsimile No.:  (214) 965-3577

Any of the parties hereto may change the address or facsimile telephone number for notices to be sent to it by written notice delivered pursuant to the terms of this section.

        8. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions or agreements other than those contained herein, and no amendments or modifications hereto shall be valid unless made in writing and signed by the parties hereto.





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        9.       Capitalized Terms.  Capitalized terms in this Agreement which are not otherwise defined herein shall have the same meanings as are provided for such terms in the Stock Purchase Agreement.

        10. Binding Effect. This Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

        11. Termination. This Agreement shall terminate at such time as all of the Escrow Money shall have been released in accordance with the terms and conditions of this Agreement; provided, however, that the terms and provisions of Sections 4 and 5 shall survive the termination hereof.

        12. Headings/Captions. The captions to sections and subsections of this Agreement have been inserted solely for convenience and reference, and shall not control or effect the meaning or construction of any of the provisions of this Agreement.

        13. Waiver; Remedies. Waiver by any party hereto of any breach of or exercise of any rights under this Agreement shall not be deemed to be a waiver of similar or other breaches or rights or a future breach of the same duty. The failure of a party to take any action by reason of any such breach or to exercise any such right shall not deprive any party of the right to take any action at any time while such breach or condition giving rise to such right continues. The parties shall have all remedies permitted to them by this Agreement or law, and all such remedies shall be cumulative.

        14. Attorney's Fees. As between Sellers and Purchaser only, in the event any action or proceeding is commenced by Sellers or the Purchaser against the other to (i) determine rights, duties or obligations hereunder,
(ii) determine a breach hereof and obtain damages therefor, or (iii) otherwise enforce this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party all costs and expenses thereof, including reasonable attorney's fees and costs.

        15. Governing Law. This Agreement shall be construed under and governed by the internal laws, and not the law of conflicts, of the State of Texas.

        16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.





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        IN WITNESS WHEREOF, the parties hereto have executed this Earnest Money
Escrow Agreement as of the day and year first written above.

PURCHASER:                                  SELLERS:


UNITED DENTAL CARE, INC.                    UICI


By: /s/ WILLIAM H. WILCOX                   By: /s/ W. BRIAN HARRIGAN
   -------------------------------             ---------------------------------
   William H. Wilcox, President                Its President
                                                  ------------------------------

                                            UNITED MANAGEMENT & CONSULTING, INC.


                                            By:/s/ CHARLES M. MONTGOMERY
                                               ---------------------------------
                                               Its  President
                                                  ------------------------------


ESCROW AGENT:                               UNITED MANAGEMENT & CONSULTING, INC.
                                            RETIREMENT PLAN


Texas Commerce Bank, N.A.                   By:  /s/ CHARLES M. MONTGOMERY
- ----------------------------------             ---------------------------------
                                               Its  Trustee
                                                  ------------------------------

                                            MARIE C. MONTGOMERY REVOCABLE TRUST
By: /s/ JOHN G. JONES
   -------------------------------
   Its:  Vice President                     By: /s/ CHARLES M. MONTGOMERY
       ---------------------------             ---------------------------------
                                               Its  Trustee
                                                  ------------------------------





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